Exhibit 99.1

News Release

Rayonier Announces Acquisitions in U.S. South

WILDLIGHT, Fla. – (BUSINESS WIRE) – Nov. 2, 2022 – Rayonier Inc. (NYSE:RYN) announced today that the company has entered into two separate agreements to acquire approximately 172,400 acres of high-quality commercial timberlands located in Texas, Georgia, Alabama, and Louisiana (the “Acquisitions”) for an aggregate purchase price of approximately $474 million from Manulife Investment Management, a leading timberland investment manager. The Acquisitions comprise well-stocked and highly productive timberlands located in some of the strongest timber markets in the U.S. South. Approximately 80% of the Acquisitions consist of fee ownership, and the remaining 20% consist of a long-term lease.

Key attributes of the Acquisitions include the following:

Enhances scale in strong markets – the Acquisitions are located across four of the strongest U.S. South timber markets (as measured by average composite stumpage price by region), with a weighted-average ranking of 4.9 out of 22 markets.(1) Pro forma for the Acquisitions, 72% of Rayonier’s two million-acre U.S. South portfolio will be located in top quartile markets, reflecting a competitive and diverse customer mix, balanced timber inventories relative to demand, and strong pricing tension.
Highly productive timberlands – for the acquired fee lands, 72% are plantable with an average expressed site index of 73 feet. This translates to an expected sustainable yield* of approximately 670,000 tons per year, or 4.8 tons per acre per year.
Well-stocked timber inventory with mature age-class – the acquired fee lands contain 7.5 million tons of merchantable timber inventory,* or 54 tons per acre, 66% of which consists of higher-value grade products. Average plantation age of the acquired fee lands is 18 years.
Significant near-term harvest potential – based on the strong productivity, stocking, and age-class profile of the acquired fee lands, combined with the expected harvest from the leased lands, the Acquisitions are expected to generate an average annual harvest volume of approximately 860,000 tons over the next 10 years.
Complementary to existing landholdings – the Acquisitions offer an extraordinarily strong fit with our existing footprint across the U.S. South, which should provide for minimal execution risk and significant operational synergies.
Accretive to cash flow – average annual Adjusted EBITDA** contribution of approximately $25 million expected from timber operations over the next ten years, with additional upside potential from higher-and-better use real estate sales and natural climate solutions (which are not included in the projected financial contribution).
Significant upside / optionality – no wood supply agreements encumber the properties, thus enhancing operational flexibility. In addition, we believe portions of the Acquisitions are well-positioned to capitalize on emerging ecosystem services / natural climate solutions opportunities, including bioenergy, biofuels, and carbon capture and storage.

The Acquisitions are subject to customary closing conditions and expected to close in the fourth quarter of 2022. Rayonier expects to finance the Acquisitions with cash on hand and the proceeds from incremental borrowings through the Farm Credit System.

Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097      www.rayonier.com

“The acquisitions announced today underscore our commitment to improving our portfolio quality and sustainable yield through disciplined growth,” said David Nunes, President and CEO. “It is rare to come across a collection of premier quality timberland assets with such a strong fit to our existing portfolio. In addition to complementing our southern portfolio, we expect that these acquisitions will generate a strong cash yield from timber operations, which will enhance our cash flow profile, quality of earnings, and market positioning as the leading pure-play timberland REIT. In sum, we are thrilled to be adding these properties to our southern portfolio and look forward to managing them for long-term value creation.”

(1)     Based on TimberMart-South weighted average composite stumpage price by region assuming product mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber.

*     References to “merchantable timber inventory” and “sustainable yield” are as defined in our most recent Annual Report on Form 10-K.

**     “Adjusted EBITDA” is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below. These targets are based on assumptions and are subject to significant uncertainties, many of which are outside of the company’s control. While management believes these targets and the underlying assumptions are reasonable, they are not guarantees of future performance. Actual results will vary, and those variations may be material. Please consult the Forward-Looking Statements discussion below for some of the factors that may cause variations. Nothing herein is a representation by any person that these targets will be achieved, and the company undertakes no duty to update its targets.

About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of September 30, 2022, Rayonier owned or leased under long-term agreements approximately 2.7 million acres of timberlands located in the U.S. South (1.79 million acres), U.S. Pacific Northwest (486,000 acres) and New Zealand (417,000 acres). More information is available at www.rayonier.com.
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Forward-Looking Statements - Certain statements in this press release regarding anticipated financial and other benefits of Acquisitions, the expected closing of the transactions contemplated thereby and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: our ability to satisfy all of the conditions to the closing of the Acquisitions and to complete the Acquisitions on the timeline contemplated or at all; our ability to realize the anticipated financial and other benefits of the Acquisitions; the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and world events, including the war in Ukraine; business disruptions arising from public health crises and outbreaks of communicable diseases, including the current outbreak of the virus known as the novel coronavirus; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability and cost of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment.

For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission
Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097      www.rayonier.com

(the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

Non-GAAP Financial Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier has presented forward-looking statements regarding “Adjusted EBITDA,” which is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating income (loss) attributable to noncontrolling interest in Timber Funds, the gain on investment in timber funds, Fund II Timberland Dispositions, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, costs related to shareholder litigation, gain on foreign currency derivatives, internal review and restatement costs, and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company’s ongoing operating results. Rayonier is unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on Rayonier’s future financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

Contacts
Investors: Collin Mings, investorrelations@rayonier.com, 904-357-9100
Media: Alejandro Barbero, alejandro.barbero@rayonier.com

Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097      www.rayonier.com